Exhibit 99.1

VERIFYME, INC. 801 INTERNATIONAL PARKWAY, FIFTH FLOOR LAKE MARY, FL 32746

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information.

Vote by 11:59 P.M. Eastern Time on                  , 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VRME2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on         , 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

[_______]	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERIFYME, INC.
The Board of Directors recommends you vote FOR all the nominees listed in Proposal 2 and FOR each of Proposals 1 and 3 through 8.
	For	Against	Abstain
1. Share Issuance Proposal — To approve the issuance of VerifyMe common stock to OpenWorld securityholders pursuant to the merger, including as required under Nasdaq Listing Rule 5635(a) and, if applicable, Nasdaq Listing Rule 5635(b).	☐	☐	☐
	For All	Withhold All	For All Except
2. Director Election Proposal — Election of Directors	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:	☐	☐	☐
01) Scott Greenberg 04) David Edmonds	_______________________________
02) Marshall Geller 05) Adam H. Stedham
03) Howard Goldberg
	For	Against	Abstain
3. Say-on-Pay Proposal — To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐
4. Equity Plan Proposal — To approve the Fourth Amendment to the VerifyMe, Inc. 2020 Equity Incentive Plan to increase the authorized number of shares available for future issuance under the plan by 16,182,541 shares.	☐	☐	☐
5. Accountant Proposal — To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
6. Blockchain Common Stock Proposal — To approve an amendment to VerifyMe’s articles of incorporation to provide for the authorization of 500,000,000 shares of a newly designated class of “Blockchain Common Stock,” to serve as a new “blank check” class of capital stock issuable in one or more series.	☐	☐	☐
7. Distribution Election Proposal — To approve an amendment to VerifyMe, Inc.’s articles of incorporation to provide for an express election permitting the combined company to make any distribution that would otherwise be prohibited by NRS 78.288(2)(b) and make certain other administrative and miscellaneous changes, including the change of VerifyMe’s corporate name to “OpenWorld, Inc.”	☐	☐	☐
8. Adjournment Proposal — To approve adjournment of the annual meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve one or more of the foregoing proposals.	☐	☐	☐

NOTE: In their discretion, and in accordance with applicable law, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement/Prospectus and Form S-4/A are available at www.virtualshareholdermeeting.com/VRME2026.

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VERIFYME, INC.

Annual Meeting of Stockholders

, 2026 at            P.M. (Eastern Time)

This proxy is solicited on behalf of our Board of Directors and each matter to be voted on at the Annual Meeting has been proposed by our Board of Directors.

The undersigned hereby appoints Adam Stedham and Jennifer Cola, and each of them, as proxies, with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of the ballot, all of the shares of common stock or Series B Preferred Stock of VerifyMe, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/VRME2026 at        P.M. (Eastern Time) on       , 2026, and any adjournment or postponement thereof.

•      This proxy will be voted as specified by you and it revokes any prior proxy given by you.

•      Unless you withhold authority to vote for one or more of the nominees according to the instructions on the reverse side of this proxy, your signed proxy will be voted FOR the election of the five director nominees listed on the reverse side of this proxy and described in the accompanying Proxy Statement.

•      Unless you specify otherwise, your signed proxy will be voted FOR Proposals 1 and 3 through 8, listed on the reverse side of this proxy and described in the accompanying Proxy Statement.

•      You acknowledge receipt with this proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated , 2026, describing more fully the proposals listed in this proxy.

Continued and to be signed on reverse side